Exhibit 99.1

QlikTech Announces Fourth Quarter and Full Year 2011 Financial Results

•	Total revenue of $108.1 million increases 33% compared to fourth quarter of 2010

•	License revenue of $75.7 million increases 34% compared to fourth quarter of 2010

•	Full Year 2011 total revenue of $320.6 million increases 42% compared to 2010

•	Full Year 2011 license revenue of $204.4 million increases 41% compared to 2010

RADNOR, Pennsylvania – February 16, 2012—Qlik Technologies Inc. (“QlikTech”) (Nasdaq: QLIK), a leader in Business Discovery — user-driven Business Intelligence (BI), today announced financial results for the fourth quarter and full year ended December 31, 2011.

Lars Björk, Chief Executive Officer of QlikTech, stated, “Our results for the fourth quarter were very strong capping off a year in which revenue grew more than 40%. This is tremendous growth and further demonstrates that the investments we have made in our product, people and go-to-market strategy are working.” Björk added, “As we look to 2012, we will continue to invest in the business in order to drive growth by expanding our employee base and further extending our Business Discovery leadership position. At the same time, we expect to realize leverage in the business and expand operating margins.”

Financial Highlights for the Fourth Quarter Ended December 31, 2011

Total revenue for the fourth quarter of 2011 was $108.1 million, an increase of 33% from $81.4 million in the fourth quarter of 2010. Foreign currency exchange rate fluctuations from the prior period had an impact of less than 1% on reported revenue for the quarter. License revenue was $75.7 million, an increase of 34% from $56.3 million in the fourth quarter of 2010. Maintenance revenue was $25.0 million, an increase of 37% from $18.3 million in the fourth quarter of 2010. Professional services revenue was $7.4 million, an increase of 10% from $6.8 million in the fourth quarter of 2010.

GAAP operating income for the fourth quarter of 2011 was $26.2 million, an increase compared to GAAP operating income of $16.6 million for the fourth quarter of 2010. GAAP net income was $15.6 million, or $0.18 per diluted common share, an increase compared to a GAAP net income of $10.6 million or $0.12 per diluted common share, in the fourth quarter of 2010. GAAP net income for the fourth quarter of 2011 reflects a $2.3 million non-cash income tax charge related to the need for a valuation allowance against certain deferred tax assets.

Non-GAAP operating income, which excludes stock-based compensation, employer payroll taxes related to stock transactions and a contingent consideration adjustment related to a January 2010 acquisition of a Japanese reseller, was $30.6 million for the fourth quarter of 2011, an increase compared to non-GAAP operating income of $18.2 million for the fourth quarter of 2010. Non-GAAP net income, which also assumes a 32% long-term effective tax rate, was $20.4 million for the fourth quarter of 2011, an increase compared to non-GAAP net income of $12.1 million for the fourth quarter of 2010. Non-GAAP net income per diluted common share for the fourth quarter of 2011 was $0.23, an increase compared to non-GAAP net income per diluted common share of $0.14 for the fourth quarter of 2010.

GAAP and non-GAAP net income for the fourth quarter of 2011 include a $0.7 million foreign exchange loss, compared to a foreign exchange loss of $0.4 million in the prior year period.

Financial Highlights for the Full Year Ended December 31, 2011

Total revenue for the full year 2011 was $320.6 million, an increase of 42% from $226.5 million in the full year 2010. Excluding the estimated impact from foreign currency exchange rate fluctuations from the prior year period, total revenue grew approximately 36% over the prior year period. License revenue was $204.4 million, an increase of 41% from $145.2 million in the full year 2010. Maintenance revenue was $89.1 million, an increase of 49% from $59.8 million in the full year 2010. Professional services revenue was $27.1 million, an increase of 26% from $21.5 million in the full year 2010.

GAAP operating income for the full year 2011 was $19.7 million, compared to GAAP operating income of $27.6 million for the full year 2010. GAAP net income was $9.0 million, or $0.11 per diluted common share, compared to GAAP net income of $13.5 million, or $0.21 per diluted common share, for the full year 2010. GAAP net income for the full year 2011 reflects a $4.4 million non-cash income tax charge related to the need for a valuation allowance against certain deferred tax assets.

Non-GAAP operating income, which excludes stock-based compensation, employer payroll taxes related to stock transactions, a contingent consideration adjustment related to a January 2010 acquisition of a Japanese reseller and lease termination costs, was $34.7 million for the full year 2011, an increase compared to non-GAAP operating income of $31.1 million for the full year 2010. Non-GAAP net income, which also assumes a 32% long-term effective tax rate, was $23.1 million, or $0.27 per diluted common share for full year 2011, an increase compared to non-GAAP net income of $16.5 million, or $0.20 per diluted common share, for the full year 2010.

GAAP and non-GAAP net income for the full year of 2011 includes $1.1 million of foreign exchange losses, compared to foreign exchange losses of $4.4 million for the full year 2010.

The tables at the end of this press release include a reconciliation of GAAP to non-GAAP income from operations and net income for the three and twelve months ended December 31, 2011 and 2010. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Cash and cash equivalents were $177.4 million on December 31, 2011, compared to $158.7 million on December 31, 2010. For the year ended December 31, 2011, net cash provided by operating activities was $16.7 million, compared to $25.9 million for the year ended December 31, 2010. The decrease in cash provided by operating activities from 2011 to 2010 reflects cash paid for income taxes in 2011 of $13.8 million compared to $1.5 million in 2010. Cash paid for income taxes in 2011 reflects income tax payments for the 2009 and 2010 tax years, as well as estimated income tax payments for the 2011 tax year.

Other Fourth Quarter and Recent Business Highlights:

•

Revenue in the Americas was $35.1 million, up 31% over the prior year period and representing 33% of total revenue, driven by strength in the United States, our largest individual sales territory. European countries generated $64.0 million in revenue, up 32% over the prior year period and representing 59% of total revenue. Rest of World revenue was $9.0 million, up 47% over the prior year period and representing 8% of total revenue.

•	Ended the fourth quarter of 2011 with an active customer count of approximately 24,000, up from approximately 22,000 active customers at the end of the third quarter of 2011.

•	Added new customers during the fourth quarter including Axpo, Implenia AG, Rentokil, Sulzer Pumps, SunTrust, and Turk Ekonomi Bankasi.

•

Expanded numerous customer engagements globally through our land and expand strategy including BNP Paribas, the Department of Veterans Affairs, El Cortes Ingles, The Economist, Lockton Insurance, Orbitz Worldwide, Qualcomm, and Skandinaviska Enskilda Banken AB.

•

Positioned in the Leaders Quadrant in the Gartner Group 2012 Business Intelligence Platform Magic Quadrant report based on completeness of vision and ability to execute. Gartner Group also notes that data discovery momentum continues to accelerate and QlikTech remains the only dedicated data discovery vendor in the leaders quadrant.

•

Qlik Community of registered users increased from 43,000 as of December 31, 2010 to 71,000 as of December 31, 2011. This growth is representative of QlikView’s overall expanded user base as well as the value of the product support and development derived from this collaborative environment.

•

Announced that Frost & Sullivan recognized the QlikView Business Discovery platform with the 2011 North American Technology Innovation Award in Health Data Analytics. Selection is based on several criteria such as innovative element of the product, value-added features and benefits, and increased customer return on investment (ROI).

Business Outlook

Based on information available as of February 16, 2012, QlikTech is issuing guidance for the first quarter and full year 2012 as follows:

First Quarter 2012: The company expects total revenue for the first quarter to be in the range of $76.0 million to $78.0 million, non-GAAP operating loss to be in the range of ($7.0) million to ($9.0) million and non-GAAP net loss per common share to be in the range of ($0.06) to ($0.08). QlikTech’s expectations of non-GAAP net loss per diluted common share for the first quarter exclude stock-based compensation expense and employer payroll taxes related to stock transactions and assume a tax rate of 32% and weighted average shares outstanding of approximately 85 million. QlikTech’s first quarter guidance reflects seasonal revenue patterns as well as costs related to the Company’s annual employee summit which was held in January 2012, along with higher overall personnel expenses and related costs as a result of continued hiring.

Full Year 2012: The company expects 2012 total revenue to be in the range of $405.0 million to $415.0 million, non-GAAP operating income to be in the range of $53.0 million to $58.0 million and non-GAAP net income per diluted common share to be in the range of $0.40 to $0.44. QlikTech’s expectations of non-GAAP net income per diluted common share for the full year exclude stock-based compensation expense and employer payroll taxes related to stock transactions and assume a tax rate of 32% and weighted average shares outstanding of approximately 89 million.

QlikTech’s expectations of total revenue, non-GAAP operating income or loss and non-GAAP income or loss per diluted common share for the first quarter and full year 2012 assume that foreign currency exchange rates for the first quarter and full year 2012 will approximate current exchange rates.

Conference Call and Webcast Information

QlikTech will host a conference call on February 16, 2012, at 5:00 p.m. Eastern Time (ET) to discuss the company’s fourth quarter and full year 2011 financial results and its business outlook. To access this call, dial 877-312-5507 (domestic) or 253-237-1134 (international). A replay of this conference call will be available until February 23, 2012 at 855-859-2056 (domestic) or 404-537-3406 (international). The replay pass code is 41032423. A live web cast of this conference call will also be available under the “Events & Presentations” section on the company’s investor relations website at http://investor.qlikview.com, and a replay will be archived on the website as well.

Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, QlikTech uses measures of non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP income (loss) per share and constant currency. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure, is presented in the financial tables below under the heading “Reconciliation of Non-GAAP Measures to GAAP.” QlikTech believes that the non-GAAP financial information provided in this release can assist investors in understanding and assessing QlikTech’s on-going core operations and prospects for the future and provides an additional tool for investors to use in comparing QlikTech’s financial results with other companies in QlikTech’s industry, many of which present similar non-GAAP financial measures to investors.

For the three and twelve months ended December 31, 2011 and 2010, non-GAAP operating income is determined by taking income from operations and adding back non-cash stock-based compensation expense, secondary offering expenses, employer payroll taxes related to stock transactions, contingent consideration adjustments and lease termination costs. Non-GAAP net income is determined by taking pretax income and adding back non-cash stock-based compensation expense, secondary offering expenses, employer payroll taxes on stock transactions, contingent consideration adjustments and lease termination costs and the result is tax affected at an estimated long-term effective tax rate of 32%. QlikTech believes these adjustments provide useful information to both management and investors due to the following factors:

•

Stock-based compensation. Although stock-based compensation is an important aspect of the compensation of QlikTech’s employees and executives, determining the fair value of the stock-based instruments involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the future exercise or termination of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock-based compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond QlikTech’s control. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of QlikTech’s core business and to facilitate comparison of its results to those of peer companies.

•

Employer payroll taxes on stock transactions. The amount of employer payroll taxes on stock transactions is dependent on QlikTech’s stock price and other factors that are beyond QlikTech’s control and do not correlate to the operation of its business.

•

Lease termination costs. Lease termination costs include termination costs to settle lease obligations related to facilities that are no longer occupied as well as the write-off of leasehold improvements related to those facilities that are no longer in use. Management believes that these costs are generally non-recurring and do not correlate to the ongoing operation of its business.

•

Contingent consideration adjustment. In January 2010, QlikTech acquired Syllogic Corporation, a reseller of QlikView software in Japan. The purchase price included contingent cash consideration of up to $0.8 million. At each reporting date, management remeasures the contingent consideration at fair value until the contingency is resolved. During the three months ended December 31, 2011, a charge of $0.3 million was recorded related to changes in fair value of contingent consideration liabilities and is included in QlikTech’s consolidated statement of income. Management believes that these costs are generally non-recurring and do not correlate to the ongoing operation of its business.

Non-GAAP income per share is determined by taking non-GAAP net income and, for the year ended December 31, 2010, adjusting the weighted average outstanding common share calculations for the automatic conversion of the convertible preferred stock and issuance of common stock in connection with the company’s initial public offering as if the offering had occurred at the beginning of the period.

To determine the impact from foreign currency exchange rate fluctuations from prior year periods on current period revenue for the three months and year ended December 31, 2011, revenue from entities reporting in foreign currencies was translated into U.S. dollars using the comparable prior year period’s foreign currency exchange rates.

This press release includes forward-looking non-GAAP financial measures under the heading “Business Outlook”. These non-GAAP financial measures were determined by excluding stock-based compensation expense and employer payroll taxes related to stock transactions and assuming an estimated long-term tax rate of 32%. We are unable to reconcile this non-GAAP guidance to GAAP because it is difficult to predict the future impact of these adjustments. In addition, these forward-looking non-GAAP financial measures assume that foreign currency exchange rates for the first quarter and full year 2012 will approximate current foreign currency exchange rates.

The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in QlikTech’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of QlikTech presents its non-GAAP financial measures in connection with its GAAP results. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to their most directly comparable GAAP financial measure. As previously mentioned, a reconciliation of our historic non-GAAP financial measures to their most directly comparable GAAP measures has been provided below.

About QlikTech

QlikTech (NASDAQ: QLIK) is a leader in Business Discovery — user-driven Business Intelligence (BI). QlikTech’s powerful, accessible Business Discovery solution bridges the gap between traditional business intelligence solutions and standalone office productivity applications. Its QlikView Business Discovery platform enables intuitive user-driven analysis that can be implemented in days or weeks rather than months, years, or not at all. The in-memory associative search technology it pioneered allows users to explore information freely rather than being confined to a predefined path of questions. QlikView Business Discovery works with existing BI applications and adds new capabilities: insight for everyone, zero-wait analysis, mobility, an app—like model, remixability and reassembly, and a social and collaborative experience. Headquartered in Radnor, Pennsylvania, QlikTech has offices around the world serving more approximately 24,000 customers in over 100 countries.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements regarding the value and effectiveness of QlikTech’s products, the introduction of product enhancements or additional products and QlikTech’s growth, expansion and market leadership, that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause QlikTech’s results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plan,” “expects,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may”, “will,” “might,” “momentum,” “could,” “seek,” and similar words. QlikTech intends all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to: risks and uncertainties inherent in our business; our ability to attract new customers and retain existing customers; our ability to effectively sell, service and support our products; our ability to manage our international operations; our ability to compete effectively; our ability to develop and introduce new products and add-ons or enhancements to existing products; our ability to continue to promote and maintain our brand in a cost-effective manner; our ability to manage growth; our ability to attract and retain key personnel; currency fluctuations that affect our revenues and costs; the scope and validity of intellectual property rights applicable to our products; adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which we operate; and other risks more fully described in QlikTech’s publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent QlikTech’s views as of the date of this press release. QlikTech anticipates that subsequent events and developments will cause its views to change. QlikTech undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing QlikTech’s views as of any date subsequent to the date of this press release.

QlikTech and QlikView are trademarks or registered trademarks of QlikTech or its subsidiaries in the U.S. and other countries. Other company names, product names and company logos mentioned herein are the trademarks, or registered trademarks of their respective owners.

Qlik Technologies Inc.

Consolidated Statements of Income

(in thousands, except for share and per share data)

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
	(unaudited)		(unaudited)
Revenue:
License revenue	$75,663	$56,320	$204,414	$145,225
Maintenance revenue	24,981	18,286	89,129	59,846
Professional services revenue	7,410	6,752	27,076	21,450

Total revenue	108,054	81,358	320,619	226,521

Cost of revenue[1]:
License revenue	930	1,102	3,540	3,670
Maintenance revenue	1,673	1,325	6,787	4,089
Professional services revenue	6,461	5,130	24,020	16,319

Total cost of revenue	9,064	7,557	34,347	24,078

Gross profit	98,990	73,801	286,272	202,443

Operating expenses[1]:
Sales and marketing	49,399	41,093	178,456	125,059
Research and development	6,107	4,756	24,870	13,798
General and administrative	17,272	11,396	63,287	36,018

Total operating expenses	72,778	57,245	266,613	174,875

Income from operations	26,212	16,556	19,659	27,568

Other income (expense):
Interest income (expense), net	117	92	263	(488)
Change in fair value of warrants	—	—	—	(1,962)
Foreign exchange gain (loss) and other income (expense), net	(706)	(437)	(1,058)	(4,404)

Total other income (expense), net	(589)	(345)	(795)	(6,854)

Income before provision for income taxes	25,623	16,211	18,864	20,714

Provision for income taxes[2]	(10,001)	(5,603)	(9,820)	(7,198)

Net income	$15,622	$10,608	$9,044	$13,516

Net income per common share
Basic	$0.19	$0.14	$0.11	$0.24
Diluted	$0.18	$0.12	$0.11	$0.21

Weighted average number of common shares outstanding
Basic	83,981,078	77,866,454	82,043,958	45,232,782
Diluted	87,520,893	85,758,581	85,574,414	52,061,916

[1]	Certain prior period amounts have been reclassified in our consolidated financial statements in order to conform to the current period presentation.

[2]

The Consolidated Statement of Income for the year ended December 31, 2011 includes a $4.4 million income tax provision associated with the need for a valuation allowance against certain deferred tax assets of the company. The company has adjusted its previously issued financial statements to reflect the recording of a portion of this valuation allowance in each of the three month periods ended March 31, 2011, June 30, 2011, and September 30, 2011. Please refer to the supplemental table included in this press release as well as the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 16, 2012 for additional information.

Stock-based compensation expense for the three months and year ended December 31, 2011 and 2010 is included in the Consolidated Statements of Operations as follows (in thousands):

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
	(unaudited)		(unaudited)
Cost of revenue	$251	$89	$701	$188
Sales and marketing	2,285	580	5,672	1,572
Research and development	296	33	710	96
General and administrative	1,015	399	3,123	1,162

	$3,847	$1,101	$10,206	$3,018

Qlik Technologies Inc.

Reconciliation of non-GAAP Measures to GAAP

(in thousands, except share and per share data)

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
	(unaudited)		(unaudited)
Reconciliation of non-GAAP income from operations:

GAAP income from operations	$26,212	$16,556	$19,659	$27,568
Stock-based compensation expense	3,847	1,101	10,206	3,018
Secondary offering expenses	—	550	—	550
Employer payroll taxes on stock transactions	257	—	2,371	—
Contingent consideration adjustment	265	—	265	—
Lease termination costs	—	—	2,236	—

Non-GAAP income from operations*	$30,581	$18,207	$34,737	$31,136

Non-GAAP income from operations as a percentage of total revenue	28.3%	22.4%	10.8%	13.7%
GAAP income from operations as a percentage of total revenue	24.3%	20.3%	6.1%	12.2%

Reconciliation of non-GAAP net income:

GAAP net income	$15,622	$10,608	$9,044	$13,516
Stock-based compensation expense	3,847	1,101	10,206	3,018
Secondary offering expenses	—	550	—	550
Employer payroll taxes on stock transactions	257	—	2,371	—
Contingent consideration adjustment	265	—	265	—
Lease termination costs	—	—	2,236	—
Income tax adjustment**	404	(113)	(1,041)	(572)

Non-GAAP net income	$20,395	$12,146	$23,081	$16,512

Non-GAAP net income per common share—basic	$0.24	$0.16	$0.28	$0.21

Non-GAAP net income per common share—diluted	$0.23	$0.14	$0.27	$0.20

GAAP net income per common share—basic	$0.19	$0.14	$0.11	$0.24

GAAP net income per common share—diluted	$0.18	$0.12	$0.11	$0.21

Non-GAAP weighted average number of common shares outstanding—basic***	83,981,078	77,866,454	82,043,958	77,074,638

Non-GAAP weighted average number of common shares outstanding—diluted***	87,520,893	85,758,581	85,574,414	83,899,293

GAAP weighted average number of common shares outstanding—basic	83,981,078	77,866,454	82,043,958	45,232,782

GAAP weighted average number of common shares outstanding—diluted	87,520,893	85,758,581	85,574,414	52,061,916

*	In 2010, we excluded severance expense for non-GAAP reporting purposes. Beginning in the first quarter of 2011, we began to include severance expense in our non-GAAP results. Accordingly, the non-GAAP results for the three and twelve months ended December 31, 2010 have been revised to include severance expense in order to provide the period-to-period comparison. Severance expense was $0.2 million and $0.6 million for the three and twelve months ended December 31, 2010.

**	Income tax adjustment is used to adjust the GAAP (provision) benefit for income taxes to a non-GAAP (provision) benefit for income taxes utilizing an estimated tax rate of 32%. In 2010, we adjusted our GAAP (provision) benefit for income taxes to a non-GAAP (provision) benefit for income taxes utilizing an estimated long-term effective tax rate of 28%. For 2011, we have revised our estimated long-term effective tax rate to 32%. Accordingly, the non-GAAP results for the three and twelve months ended December 31, 2010 have been revised to utilize an estimated long-term effective tax rate of 32% in order to provide the period-to-period comparison.

***	For 2010, the basic and diluted non-GAAP weighted average number of common shares outstanding reflects the automatic conversion of the then outstanding shares of convertible preferred stock into 46,721,424 shares of common stock and the issuance of 12,880,000 shares of common stock as though the completion of the initial public offering had occurred at the beginning of the period, which results in the company not applying the two-class method of Earnings Per Share as required under GAAP.

Qlik Technologies Inc.

Consolidated Balance Sheets

(in thousands)

	September 30,	September 30,
	December 31,	December 31,
	2011	2010
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$177,413	$158,712
Accounts receivable, net	111,710	85,364
Prepaid expenses and other current assets	10,194	7,107
Deferred income taxes	753	527

Total current assets	300,070	251,710

Property and equipment, net	10,766	4,399
Intangible assets, net	198	388
Goodwill	2,800	2,746
Deferred income taxes	2,303	4,248
Deposits and other noncurrent assets	1,571	1,573

Total assets	$317,708	$265,064

Liabilities and stockholders’ equity
Current liabilities:
Line of credit, net	$326	$—
Income tax payable	1,638	8,431
Accounts payable	4,847	5,627
Deferred revenue	63,914	47,918
Accrued payroll and other related costs	30,572	25,262
Accrued expenses	16,753	12,960
Deferred income taxes	—	337

Total current liabilities	118,050	100,535

Long-term liabilities:
Deferred revenue	3,202	2,106
Deferred income taxes	—	48
Other long-term liabilities	6,921	3,185

Total liabilities	128,173	105,874

Commitments and contingencies

Stockholders’ equity:
Common stock	8	8
Additional paid-in-capital	180,058	157,928
Retained earnings	9,177	133
Accumulated other comprehensive income	292	1,121

Total stockholders’ equity	189,535	159,190

Total liabilities and stockholders’ equity	$317,708	$265,064

Qlik Technologies Inc.

Consolidated Statements of Cash Flows

(in thousands)

	September 30,	September 30,
	Year Ended December 31,
	2011	2010
	(unaudited)
Cash flows from operating activities
Net income	$9,044	$13,516
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,971	1,713
Stock-based compensation expense	10,206	3,018
Excess tax benefit from stock-based compensation	(2,443)	(675)
Other non cash items	4,189	3,603
Change in fair value of warrants	—	1,962
Changes in assets and liabilities:
Accounts receivable	(29,442)	(22,176)
Prepaid expenses and other assets	(3,309)	(4,309)
Deferred revenues	18,552	14,742
Accounts payable and other liabilities	6,925	14,465

Net cash provided by operating activities	16,693	25,859

Cash flows from investing activities
Acquisitions, net of cash acquired	—	194
Purchase of property and equipment	(7,767)	(2,677)

Net cash used in investing activities	(7,767)	(2,483)

Cash flows from financing activities
Proceeds from exercise of and issuance of common stock options	9,481	2,472
Proceeds from (payments on) line of credit and long-term debt	379	(7,626)
Payments on contingent consideration	(179)	—
Excess tax benefit from stock-based compensation	2,443	675
Proceeds from public offering, net of underwriters’ discount and deferred offering costs	—	115,100

Net cash provided by financing activities	12,124	110,621
Effect of exchange rate on cash	(2,349)	(137)

Net increase in cash and cash equivalents	18,701	133,860
Cash and cash equivalents, beginning of period	158,712	24,852

Cash and cash equivalents, end of period	$177,413	$158,712

Supplemental cash flow information:
Cash paid during the period for interest	$156	$414

Cash paid during the period for income taxes	$13,803	$1,500

Non-cash investing activities:
Common stock issued for acquisition of business	$—	$622

Tenant improvement allowance received under operating lease	$1,764	$—

Qlik Technologies Inc.

Reconciliation of non-GAAP Revenue to GAAP Revenue

(in thousands, except share and per share data)

	September 30,	September 30,	September 30,
	Year ended December 31,
	2011	2010	% change
	(unaudited)
Constant currency reconciliation:
Revenue, as reported	$320,619	$226,521	42%
Estimated impact of foreign currency fluctuations			-6%

Constant currency revenue growth			36%

Note:	The impact on revenue for the three months ended December 31, 2011 related to changes in foreign currency exchange rates from the prior year period was less than 1%.

Qlik Technologies Inc.

Unaudited Supplemental Financial Information

(in thousands, except per share data)

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	Three months ended		Three months ended		Three months ended
	March 31, 2011		June 30, 2011		September 30, 2011
	As reported	As restated	As reported	As restated	As reported	As restated
Income (loss) before benefit (provision) for income taxes	$(6,450)	$(6,450)	$(3,213)	$(3,213)	$2,904	$2,904
Benefit (provision) for income taxes	$1,877	$1,372	$1,043	$506	$(629)	$(1,697)
Net income (loss)	$(4,573)	$(5,078)	$(2,170)	$(2,707)	$2,275	$1,207
Net income (loss) per common share, basic	$(0.06)	$(0.06)	$(0.03)	$(0.03)	$0.03	$0.01
Net income (loss) per common share, diluted	$(0.06)	$(0.06)	$(0.03)	$(0.03)	$0.03	$0.01

	September 30,	September 30,	September 30,	September 30,
	Six months ended		Nine months ended
	June 30, 2011		September 30, 2011
	As reported	As restated	As reported	As restated
Income (loss) before benefit (provision) for income taxes	$(9,663)	$(9,663)	$(6,759)	$(6,759)
Benefit (provision) for income taxes	$2,920	$1,878	$2,291	$181
Net income (loss)	$(6,743)	$(7,785)	$(4,468)	$(6,578)
Net income (loss) per common share, basic	$(0.08)	$(0.10)	$(0.05)	$(0.08)
Net income (loss) per common share, diluted	$(0.08)	$(0.10)	$(0.05)	$(0.08)

Note:	The company has adjusted its previously issued financial statements to reflect the recording of a valuation allowance in each of the three month periods ended March 31, 2011, June 30, 2011, and September 30, 2011. Please refer to the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 16, 2012 for additional information.

Investor Contact:

Staci Mortenson

ICR

IR@qliktech.com

+1 (484) 685-0578

Media Contact:

Maria Scurry

Qlik Technologies

Maria.Scurry@qliktech.com

+1 (508) 409-7939

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